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                                                                    Exhibit 99.1

ICU MEDICAL, INC.


              ICU MEDICAL, INC. REPORTS THIRD QUARTER 2004 RESULTS

         OCTOBER 18, 2004, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc.,
(NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced results for the third quarter and nine months ended September 30, 2004.

         Third quarter revenue was $16.5 million, compared to $25.5 million in the same period last year. The Company reported a net loss for the third quarter of $1.0 million, or a loss of $0.08 per share, as compared to net earnings of $4.2 million, or $0.28 per diluted share, in the third quarter of 2003.

         Frank O'Brien, ICU Medical's Chief Financial Officer, stated, "Three things caused the loss this quarter: lower sales because Hospira is reducing its inventory, a continuation of their effort which started earlier this year;
unabsorbed fixed overhead because we reduced production to meet the lower sales level; and the expensing of $1.2 million of purchased research and development in connection with a new investment in a future product. The decline in sales to Hospira in the quarter was $7.5 million. Our other sales channels, the domestic and the international distributors, were adversely affected by a $1.2 million decrease in sales of our Punctur-Guard blood collection needle products. We have been working intensely to improve sales of the Punctur-Guard line, and expect to report progress in the future."

         Mr. O'Brien continued, "The effect of the Hospira inventory reduction is temporary. Hospira continues to experience stronger sell-through with our products this year compared to last year. We continue to be very excited about our business with Hospira. As we stated on our second quarter conference call, Hospira is carrying less inventory of Clave products than when they were a part of Abbott Labs. We have an excellent on-time delivery record with Hospira and this helps them be more aggressive with inventory management and carry inventory at levels below our previous expectations. Their decision will continue to have a temporary adverse effect on our sales during the fourth quarter due to lower volumes being shipped and on our earnings due to lower capacity utilization in our manufacturing plant. But, because Hospira's sales to the end user have continued to increase compared to last year, we are confident that once they reach their desired inventory level by the end of the fourth quarter or maybe several weeks later their buying patterns will be back to normal."

         For the first nine months of 2004, the Company reported net income of $6.5 million, or $0.45 per diluted share, on revenues of $60.4 million, as compared to net income of $15.2 million, or $1.00 per diluted share, on revenues of $77.6 million for the same period in 2003.

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         ICU Medical's balance sheet continued to be very strong, with cash and investments totaling $81.6 million at September 30, 2004. Operating cash flow was $2.1 million for the third quarter and $18.3 million for the nine months ended September 30, 2004. In addition, the Company repurchased $10.1 million of stock in the open market during the third quarter at an average price of $27.75 per share.

         The foregoing statements concerning Management's expectation with respect to future results is a forward looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 8-K dated February 15, 2002. Actual results in the future may differ materially from Management's current expectations.

         The Company will be conducting a conference call concerning its second quarter results at 8:00 a.m. PDT (11:00 a.m. EDT) on Monday, October 18, 2004, which can be accessed at 877-502-9276, passcode "ICU Medical" or by replay at 888-203-1112, passcode I.D. 849104. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.


CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215

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                                                    ICU MEDICAL, INC.
                                                  Statements of Income
                                       For the Three and Nine Months Periods Ended
                                        September 30, 2004 and September 30, 2003
                                 (all dollar amounts in thousands except per share data)
                                                       (unaudited)


                                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                    9/30/2004          9/30/2003         9/30/2004          9/30/2003
                                                  -------------      -------------     -------------      -------------
Revenue
   Net Sales                                      $     15,894       $     25,016      $     58,166       $     73,616

   Other                                                   574                508             2,200              3,967
                                                  -------------      -------------     -------------      -------------
Total Revenue                                           16,468             25,524            60,366             77,583

Cost of Sales                                            9,954             13,246            29,368             35,418
                                                  -------------      -------------     -------------      -------------
Gross Profit                                             6,514             12,278            30,998             42,165

Selling, general and administrative expenses             6,807              5,387            19,065             17,017

Research and development expenses                        1,763                419             2,617              1,427
                                                  -------------      -------------     -------------      -------------
Total operating expenses                                 8,570              5,806            21,682             18,444
                                                  -------------      -------------     -------------      -------------
Income (loss) from operations                           (2,056)             6,472             9,316             23,721

Investment income                                          375                313             1,083                883
                                                  -------------      -------------     -------------      -------------
Income (loss) before income taxes                       (1,681)             6,785            10,399             24,604

Minority interest                                          (24)                --               (24)                --

Provision for income taxes                                (621)             2,610             3,909              9,460
                                                  -------------      -------------     -------------      -------------
Net income                                        $     (1,036)      $      4,175      $      6,514       $     15,144
                                                  -------------      -------------     -------------      -------------
Net income per share - diluted                    $      (0.08)      $       0.28      $       0.45       $       1.00
                                                  =============      =============     =============      =============
Weighted average number of
common shares - diluted                             13,685,053         14,805,056        14,622,315         15,073,761
                                                  =============      =============     =============      =============

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


                                          ICU MEDICAL, INC.
                               Summary Consolidated Balance Sheet Data
                         (all dollar amounts in thousands except share data)
                                             (unaudited)

                                               ASSETS

                                                                            9/30/04      12/31/03
                                                                           ---------     ---------
CURRENT ASSETS:
    Cash and liquid investments                                            $ 81,579      $ 73,137
    Accounts receivable, net                                                 14,437        24,943
    Inventories                                                               9,557         3,398
    Prepaid expenses and deferred taxes                                       7,362         5,597
    Other current assets                                                      2,799         4,142
                                                                           ---------     ---------
               Total current assets                                         115,734       111,217
                                                                           ---------     ---------

PROPERTY AND EQUIPMENT, NET                                                  41,077        41,041
OTHER ASSETS                                                                 10,261        12,030
                                                                           ---------     ---------
                                                                           $167,072      $164,288
                                                                           =========     =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                       $  8,618      $  8,285

MINORITY INTEREST                                                          $  1,051      $     --

STOCKHOLDERS' EQUITY:
    13,570,469 shares outstanding, net, at September 30, 2004               157,403       156,003
                                                                           ---------     ---------
                                                                           $167,072      $164,288
                                                                           =========     =========

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

                                          ICU MEDICAL, INC.
                            Summary Consolidated Statements of Cash Flows
                                      For the Nine Months Ended
                              September 30, 2004 and September 30, 2003
                                  (all dollar amounts in thousands)
                                             (unaudited)

                                                                   FOR THE NINE MONTHS ENDED
                                                                   ------------------------
                                                                    9/30/04        9/30/03
                                                                   ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                         $  6,514       $ 15,144
Adjustments to reconcile net income to net cash
     Provided by operating activities --
     Depreciation and amortization                                    5,564          5,105
     Net change in current assets and liabilities, and other,
        net of acquisitions                                           4,291         (2,120)
                                                                   ---------      ---------
                                                                     16,369         18,129

     Tax benefits from exercise of stock options                      1,923            275

                                                                   ---------      ---------
     Net cash provided by operating activities                       18,292         18,404
                                                                   ---------      ---------


PURCHASES OF PROPERTY AND EQUIPMENT                                  (5,080)        (9,631)
NET CHANGE IN LIQUID INVESTMENTS                                     (4,075)        18,825
ACQUISITION                                                              --         (5,572)
NET CHANGE IN FINANCE LOANS                                           2,267         (6,509)
PURCHASE OF TREASURY STOCK                                          (10,133)       (15,323)
EMPLOYEE EQUITY PLANS                                                 3,148          1,280
OTHER                                                                   (52)            --
                                                                   ---------      ---------
NET INCREASE (DECREASE) IN CASH
        AND CASH EQUIVALENTS                                       $  4,367       $  1,474
                                                                   =========      =========
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